SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2003

ANDREW CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-14617	36-2092797
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 W. 153rd Street, Orland Park, Illinois 60462

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (708) 349-3300

None

(Former name or former address, if changed since last report.)

Item 5.  Other Events

On August 8, 2003 and August 18, 2003, Andrew Corporation (“Andrew”) consummated the sale of $240 million aggregate principal amount of its 3.25% Convertible Subordinated Notes due 2013 (the “Notes”) in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended.  In connection with the sale of the Notes, Andrew repurchased 5.0 million shares of Andrew common stock sold short by purchasers of the Notes for approximately $49.8 million.  Andrew used approximately $10.0 million of the net proceeds to repay outstanding short-term indebtedness and intends to use the balance of the net proceeds for general corporate purposes.  The Notes are convertible into Andrew common stock under certain circumstances at a conversion rate of 73.0482 shares per $1,000 principal amount of the Notes (equal to an initial conversion price of approximately $13.69 per share of Andrew common stock), subject to adjustment in certain circumstances.  Andrew may not redeem the Notes prior to August 20, 2008, after which time Andrew may redeem the Notes at 100% of their principal amount plus accrued and unpaid interest, if any.

Effective July 15, 2003, pursuant to the Agreement and Plan of Merger dated as of February 17, 2003, as amended (the “Merger Agreement”), by and among Andrew, Allen Telecom Inc. (“Allen”) and Adirondacks, LLC (f/k/a Adirondacks, Inc.), a wholly-owned subsidiary of Andrew (“Merger Sub”), Allen was merged with and into Merger Sub (the “Merger”).  Merger Sub survived the Merger as a wholly-owned subsidiary of Andrew.

Pursuant to the Merger Agreement, as a result of the Merger, each share of Allen common stock, par value $1.00 per share, issued and outstanding, other than shares held by Allen as treasury shares or owned by Andrew or any wholly-owned subsidiary of Andrew, was converted into the right to receive 1.775 shares of Andrew common stock, par value $0.01 per share.  In addition, each share of Allen Series D 7.75% Convertible Preferred Stock, no par value, issued and outstanding, other than shares held by Allen as treasury shares or owned by Andrew or any wholly-owned subsidiary of Andrew, was converted into the right to receive one share of Andrew Series A 7.75% Convertible Preferred Stock, no par value, having the same powers, preferences, rights, qualifications, limitations and restrictions as the Allen Series D 7.75% Convertible Preferred Stock.

This Current Report on Form 8-K attaches hereto as Exhibit 99.1 and incorporates by reference herein an unaudited capitalization table setting forth Andrew’s capitalization as of June 30, 2003:  (i) on an actual basis; (ii) on a pro forma basis as if the Merger had occurred on June 30, 2003; and (iii) on a pro forma as adjusted basis as if the Merger and the sale of the Notes had occurred on June 30, 2003.

Item 7.  Financial Statements and Exhibits

(c)                                   Exhibits.

Exhibit 99.1  Unaudited Capitalization Table of Andrew as of June 30, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION

Date: October 2, 2003	By:	/s/ Charles R. Nicholas
Charles R. Nicholas
Vice Chairman and Chief Financial Officer

Index to Exhibits

Exhibit 99.1  Unaudited Capitalization Table of Andrew as of June 30, 2003.